UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2009

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2009, Glenn Rufrano relinquished his positions as Chief Executive Officer and President of Centro NP LLC (the “Company”) in connection with renewing his term as Chief Executive Officer—Centro Properties Group.  The Company has appointed Michael Carroll, age 40, to fill Mr. Rufrano’s previous positions as the Company’s Chief Executive Officer and President, effective February 27, 2009.  Mr. Carroll previously served as Executive Vice President and Chief Operating Officer for the Company since April 20, 2007.  Mr. Carroll was Executive Vice President—Real Estate Operations of New Plan Excel Realty Trust, Inc. (“New Plan”) from March 2005 to April 20, 2007.  From March 2002 to March 2005, he was New Plan’s Senior Vice President—Director of Redevelopment.

Item 7.01               Regulation FD Disclosure.

Preliminary Fiscal 2008 Results

The Company hereby announces its preliminary financial results for the twelve months ended December 31, 2008.

Total rental income for the year ended December 31, 2008 is expected to be in the range of $304.5 million to $314.5 million and net loss is expected to be in the range of $520.0 million to $560.0 million.  The net loss includes impairment charges related to goodwill and other intangibles, real estate assets and equity investment in unconsolidated subsidiaries aggregating in the range of $470.0 million to $510.0 million.  As of December 31, 2008, the Company had total assets of approximately $4.2 billion.

At the end of the fourth quarter, the gross leasable area for the Company’s stabilized community and neighborhood shopping centers, including 100 percent of unconsolidated joint venture properties, was approximately 89.4 percent leased and the Company’s total portfolio, including 100 percent of unconsolidated joint venture properties, was approximately 87.9 percent leased.

These results are preliminary and not final until the filing of the Company’s Form 10-K with the SEC and, therefore, remain subject to adjustment.  These preliminary financial results are being made solely in connection with the Company’s tender offer, which was announced on February 17, 2009.  The Company does not normally release preliminary financial results and does not intend to do so in the future.

Certain statements in this disclosure that are not historical fact may constitute forward-looking statements and information within the meaning of the federal securities laws. These statements are the Company’s current views as of the date such statements are made with respect to possible future events and financial performance.  These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by the Company.  The most significant risks are detailed from time to time in the Company’s filings and reports with the Commission, including the Company’s Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission.  It is advisable not to place undue reliance on the Company’s forward-looking statements.  The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	CENTRO NP LLC

	By:	/s/ Steven Siegel
		Name:	Steven Siegel
		Title:	Executive Vice President, General Counsel and Secretary

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